   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 19, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              NEVADA POWER COMPANY
             (Exact name of registrant as specified in its charter)

               NEVADA                                    88-0045330
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

   6226 WEST SAHARA AVENUE, LAS VEGAS, NEVADA 89102, TELEPHONE (702)367-5000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

         CHARLES A. LENZIE, CHAIRMAN OF THE BOARD, NEVADA POWER COMPANY
        P. O. BOX 230, LAS VEGAS, NEVADA 89151, TELEPHONE (702)367-5000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

                           John R. Rottschaefer, Esq.
                            Best Best & Krieger LLP
                                 P.O. Box 1028
                          Riverside, California 92502
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                 AMOUNT TO        PROPOSED MAXIMUM    PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                     BE            OFFERING PRICE        AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED              REGISTERED         PER UNIT(1)      OFFERING PRICE(1)    REGISTRATION FEE
Common Stock par value, $1 per share.......      4,000,000            $24.9375          $99,750,000          $29,426.25

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the registrant's Common Stock reported on the Consolidated Tape on February 18, 1998.
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    Pursuant to Rule 429, the Prospectus filed herewith also relates to Registration Statement No. 33-62691 filed with the Commission by the Nevada Power Company on September 15, 1995.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                                                       [LOGO]

                              NEVADA POWER COMPANY

                 STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN
            4,767,292 SHARES OF COMMON STOCK, PAR VALUE $1 PER SHARE

                             ---------------------

    Participation in the Stock Purchase and Dividend Reinvestment Plan (the "Plan") of Nevada Power Company (the "Company") is made available as set forth herein. The Plan provides shareholders of the Company's Common and Preferred Stocks with a means of reinvesting cash dividends in shares of the Company's Common Stock. Any person or entity, whether or not currently a registered holder of the Company's Common Stock may also utilize the Plan to purchase shares of the Company's Common Stock through optional cash payments, without payment of any brokerage commission or service charge.

    Pursuant to the provisions of the Plan, shares of Common Stock may be purchased directly from the Company or, at the discretion of the Company, may be purchased in whole or in part on the open market. Shares of Common Stock purchased directly from the Company will be issued at the closing price of the Company's Common Stock on the Consolidated Tape (New York Stock Exchange Composite Transactions) on the investment date. Shares of Common Stock purchased on the open market will be purchased at the average cost of such shares. Brokerage commissions incurred with the purchase of such shares will be borne by the Company.

    14,800,000 shares of the Company's Common Stock have been heretofore registered under the Plan, of which 14,032,708 had been sold as of January 15, 1998. This Prospectus relates to 767,292 shares of the Company's authorized and unissued shares of common stock heretofore registered under the Plan and to an additional 4,000,000 shares of the Company's authorized and unissued shares of Common Stock to be sold under the Plan.

    IT IS SUGGESTED THAT THIS PROSPECTUS BE RETAINED FOR FUTURE REFERENCE.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS FEBRUARY 19, 1998.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. This Prospectus does not contain all of the information set forth in the Company's registration statement and exhibits thereto filed with the Commission of which this Prospectus is part and to which reference is hereby made. Copies of such registration statement and exhibits may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the charges prescribed by the Commission. The Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants, including Nevada Power, that file electronically with the Commission and that is located at http://www.sec.gov.

    The Company's outstanding Common Stock is listed on the New York Stock Exchange and the Pacific Exchange under the ticker symbol "NVP." Reports, proxy statements and other information concerning the Company may be inspected at the offices of such Exchanges.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company hereby incorporates herein by reference the following documents on file with the Commission:

        (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 1-4698 1997; and

        (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, File No. 1-4698 1997.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing thereof (such documents and the documents enumerated above, being hereafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as to modified or superseded, to constitute a part of this Prospectus.

    The Company will furnish without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into any of the documents incorporated by reference). Requests should be directed by mail to: Shareholder Services Department, Nevada Power Company, P.O. Box 98669, Las Vegas, Nevada 89193-8669, or by telephone, 1
(800) 344-9239.

                                  THE COMPANY

    The Company, incorporated under the laws of Nevada in 1929, is an operating public utility engaged in the electric utility business in the City of Las Vegas and vicinity in Southern Nevada. The principal executive offices of the Company are located at 6226 West Sahara Avenue, Las Vegas, Nevada 89102. The telephone number is (702) 367-5000.

       NEVADA POWER COMPANY STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

1.  PURPOSE

    The purpose of the Stock Purchase and Dividend Reinvestment Plan is to provide participants in the Plan (a "Participant") with a simple and convenient method of purchasing shares of the Company's Common Stock ("Shares") WITHOUT PAYMENT OF ANY BROKERAGE COMMISSION OR SERVICE CHARGE.

2.  PLAN ADMINISTRATION

    The Company will act as agent and will administer the Plan on behalf of Participants. The Company will maintain records, send statements of account to Participants and perform other duties relating to the Plan. Shares purchased under the Plan will be held by the Company as custodian for the Participants and will be registered in the name of the Company as custodian or its nominee. The Company also serves as transfer agent for the Stock. For Plan information, questions or transactions, contact:

                              Nevada Power Company
                        Shareholder Services Department
                                 P.O. Box 98669
                            Las Vegas, NV 89193-8669
                     1-800-344-9239 (8:00 am - 5:00 pm PST)

3.  ELIGIBLE PARTICIPANTS

    Any person or entity, including the Company for purposes, including but not limited to, making service awards and awards under the Company's Long-Term Incentive Plan, whether or not currently a registered holder of the Company's Common Stock or Preferred Stock ("Company Stock"), may participate in the Plan by enrolling in accordance with the procedures described below in Section 4--ENROLLMENT FORMS.

    Citizens or residents of a country other than the United States or its territories can participate in the Plan providing that their participation does not violate their local regulations. Before being accepted for enrollment in the Plan, citizens or residents of countries other than the United States must provide evidence satisfactory to the Company that his or her participation will not violate any such regulations. All payments into the Plan must be in United States dollars.

    To facilitate participation in the Plan, beneficial owners of the Company's Common Stock whose Shares are held for them in registered names other than their own, such as in the names of clearing associations, banks and nominees, may become holders of record (i.e., Shareholders) by having their Shares transferred into their own names.

    Depending on the policies and procedures of clearing associations, banks or nominees, beneficial owners may be able to participate in the Plan by requesting that the record holder of Shares held for them participate on their behalf. Although the Company may permit such record holders to participate in the Plan on certain terms and conditions which differ from those set forth herein, the Company makes no guarantee it will choose to do so. In addition, participation in the Plan through clearing associations, banks and nominees may be on additional or different terms and conditions between the beneficial owner and the record holder than those set forth herein, and may involve certain additional costs, in which case the terms and conditions set forth by each clearing association, bank or nominee shall govern.

    The Company reserves the right to deny, modify, suspend or terminate participation in the Plan by any person or entity if it believes that such participation may be contrary to the general intent of the Plan or is in violation of applicable law.

    Generally, a former Participant in the Plan may re-enroll. However, the Company reserves the right to reject any enrollment form from a previous Participant on the grounds of excessive joining and termination. Such reservation is intended to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term investment service.

4.  ENROLLMENT FORMS

    Shareholders who already have a stock account with the Company can enroll by completing a "SHAREHOLDER AUTHORIZATION FORM." This authorization form can be obtained by contacting the Company.

    Others may enroll by completing a "NEW ACCOUNT ENROLLMENT FORM" which may be obtained by contacting the Company.

    The forms mentioned above allow a Participant to enroll in the Plan and to:

        1. Reinvest the dividends on stock certificates and the Shares held in the Plan; or

        2. Receive cash dividends on stock certificates and the Shares held in the Plan; and

        3.  Purchase additional Shares by making optional cash payments.

    In order for the Company to act upon a "Shareholder Authorization Form" prior to the payment of the next declared dividend, it must receive the form prior to the record date.

    Dividend payment instructions on any "Shareholder Authorization Form" or "New Account Enrollment Form" received by the Company will be effective with the next Investment Date and all following Investment Dates until the Participant provides new dividend payment instructions or withdraws from the Plan. (See
Section 10--WITHDRAWALS BELOW).

5.  OPTIONAL CASH PAYMENTS

                              MINIMUM AND MAXIMUM

    Optional cash payments to acquire Shares under the Plan may be made by any Participant. The minimum initial investment is $50. Subsequent optional cash payments must be at least $25 per optional cash payment. The maximum investment allowed is $100,000 per calendar year.

                         MAKING OPTIONAL CASH PAYMENTS

    Optional cash payments may be made by sending either a check or money order payable to the Company. The funds must be in U.S. currency. Each optional cash payment must be sent with a cash payment form (furnished by the Company). Optional cash payments received without a cash payment form may cause the Participant's investment to be delayed. A cash payment form will accompany each periodic statement and additional forms can be obtained by contacting the Company. A Participant is not required to make any optional cash payments.

    OPTIONAL CASH PAYMENTS MAY NOT BE INCLUDED WITH PAYMENTS FOR UTILITY SERVICE BILLINGS.

                                INVESTMENT DATES

    The investment dates for cash payments are the 1ST BUSINESS DAY of each month and the 15TH day of each month (each an "Investment Date"). If the 15th of any month is not a business day, the Investment Date will be the first business day prior to the 15th day of the month.

    Optional cash payments must be received in the Shareholder Services Department no later than 5:00 P.M. ON THE DAY PRIOR to an Investment Date. Optional cash payments received on or after an Investment Date will be held interest free until the next Investment Date. Participants cannot specify an exact number of Shares to be purchased with an optional cash payment because the market price of Shares being purchased is not determined until the Investment Date.

                       RETURN OF AN OPTIONAL CASH PAYMENT

    The return of optional cash payments that are being held by the Company pending investment must be requested in writing. The written request must be received by the Shareholder Services Department by the business day prior to investment.

6.  SHARE PURCHASES AND DIVIDEND REINVESTMENT

    All funds held under the Plan whether from reinvested dividends or optional cash payments will be used to purchase Shares based upon the purchase price as set forth below. Each Participant's account will be credited with that number of Shares, including fractions computed to three decimal places. At the discretion of the Company, Shares may be purchased directly from the Company or may be purchased on the open market. The Investment Date for reinvested dividends is the payment date declared for the Company's Stock. HISTORICALLY, COMMON STOCK DIVIDENDS HAVE BEEN PAID ON THE FIRST BUSINESS DAY OF FEBRUARY, MAY, AUGUST AND NOVEMBER. Preferred Stock dividends have historically been paid on the first business day of January, April, July and October.

7.  PURCHASE PRICE OF SHARES

                           PURCHASED FROM THE COMPANY

    The price of Shares purchased from the Company on an Investment Date will be the closing price for such Shares on the Consolidated Tape (New York Stock Exchange Composite Transactions) on that date, or the next business day on which the Exchange is open for trading if it is closed on the Investment Date. If there were no reported sales of Shares on the Exchange on that date, the price of Shares will be the closing price for such Shares on the Exchange on the last prior day on which any such sales were reported. THERE IS NO BROKERAGE COMMISSION OR SERVICE CHARGE FOR THE PURCHASE OF SHARES FROM THE COMPANY UNDER THE PLAN.

                          PURCHASED ON THE OPEN MARKET

    The price of Shares purchased on the open market under the Plan will be the average cost of such Shares incurred in connection with the purchase of such Shares from the day of the last Investment Date through the business day prior to the next Investment Date ("Investment Period"). The price per Share will be determined by averaging the cost of all Shares purchased during the applicable Investment Period plus any Shares remaining from the prior investment period. BROKERAGE COMMISSIONS INCURRED WITH THE PURCHASE OF SUCH SHARES WILL BE BORNE BY THE COMPANY.

8.  SAFEKEEPING

    The Company offers a safekeeping program through the Plan which provides Participants holding Stock Certificates the option of having the Company hold such Shares in their Plan account. Participants may elect to use the safekeeping program by sending their stock certificates for Shares to the Company along with a written request for the Company to hold such Shares in safekeeping. All Participants listed on the particular account for which safekeeping of Shares is requested must sign the request. For additional information, contact the Shareholder Services Department by telephone at 1 (800) 344-9239.

9.  PARTICIPANT REPORTS

    The Company will periodically send account statements provided there has been activity or transactions pertaining to the Participant's account. The top portion of the account statement is to be used by Participants to (a) change an address, (b) withdraw from the Plan (see Section 10 - WITHDRAWALS below) and (c) submit optional cash payments (cash payments received without the top portion of an account statement may cause a participant's investment to be delayed).

    In addition, each Participant will receive copies of the same communications sent to every other Shareholder of Shares of Common Stock, including the Company's annual report, notice of annual meeting and proxy statement, and income tax information for reporting dividends earned.

    For tax and other purposes, a Participant should permanently retain each account statement.

10.  WITHDRAWALS

                               WITHDRAWAL REQUEST

    A request form to withdraw from the Plan is included on the back of each account statement. The withdrawal form can be used to:

        1.  Withdraw a portion of a Participant's Shares and remain in the Plan;
    or

        2.  Withdraw from the Plan completely.

    All withdrawal requests must be submitted to the Company in writing and must be SIGNED BY ALL registered owners listed on the account.

    Such requests must be received by the Company BEFORE NOON the business day prior to the withdrawal date. Withdrawal requests accompanied with additional instructions (i.e. transfers, safekeepings, etc.) must be received 3 BUSINESS DAYS PRIOR to the withdrawal date. Requests not received in the time frames shown above will be processed with the next scheduled withdrawal.

    Withdrawal requests will be processed at least once a month, within the first 10 business days. Additional withdrawals may be scheduled on dates determined by the Company. The Company is unable to accommodate "on-demand" withdrawals.

    For information about scheduled withdrawal dates, contact the Shareholder Services Department at 1 (800) 344-9239.

                                     DELAYS

    Withdrawal processing may be delayed during the dividend processing period. Incomplete or improperly executed requests may delay withdrawal from the Plan. Withdrawal requests accompanied with additional instructions (i.e. transfers, safekeepings, etc.) may delay withdrawal.

                             REVOKING A WITHDRAWAL

    A request for withdrawal may be revoked if written notification is received by the Company in time to allow a reasonable opportunity to act upon it.

                               PARTIAL WITHDRAWAL

    A Participant may withdraw a portion of their Shares held in the Plan by submitting a withdrawal request to the Company. See WITHDRAWAL REQUEST above. A portion of a Participant's Shares may be withdrawn in one of two ways:

        1. STOCK CERTIFICATE REQUESTS--Participants may request a stock certificate be delivered to them for any number of WHOLE SHARES held in their Plan account. THE REQUEST MUST BE MADE IN WRITING AND SIGNED BY ALL REGISTERED OWNERS. Dividends will continue to be paid in accordance with the instructions currently on file with the Company.

        2. REQUEST TO SELL SHARES--Participants may request a sale for any number of WHOLE AND FRACTIONAL SHARES held in their Plan account. THE REQUEST MUST BE MADE IN WRITING AND SIGNED BY ALL REGISTERED OWNERS. Dividends on the remaining Shares will continue to be paid in accordance with the instructions currently on file with the Company.

    The sale of the Shares will be conducted through an independent stockbroker designated by the Company. A Participant's request to sell Shares held under the Plan will be combined with other Participants' requests and the shares will be sold on the New York Stock Exchange. The sale price of all the Shares sold for Participants at such time will be the average of the prices at which all the Shares are sold. Proceeds from the sale, LESS BROKERAGE FEES AND TRANSFER TAXES, will be forwarded to the Participant. The price of the Shares may go down as well as up between the date a request to sell is received and the date upon which the Shares are sold. A Participant may NOT order the sale of Shares at a specified price or on a particular date.

    Withdrawal requests will be processed at least once a month, within the first 10 business days. Additional withdrawals may be scheduled on dates determined by the Company. The Company is unable to accommodate "on-demand" withdrawals.

    For information about scheduled withdrawal dates, contact the Shareholder Services Department at 1 (800) 344-9239.

                              COMPLETE WITHDRAWAL

    A Participant may withdraw from the Plan and CLOSE THEIR ACCOUNT by submitting a withdrawal request to the Company. See WITHDRAWAL REQUEST above. Participation in the Plan may be terminated in one of two ways:

        1. STOCK CERTIFICATE REQUESTS (CLOSE ACCOUNT)--Participants may request a stock certificate be delivered to them for all WHOLE SHARES and a check for fractional Shares held in their Plan account. THE REQUEST MUST BE MADE IN WRITING AND SIGNED BY ALL REGISTERED OWNERS. Participation in the Plan will stop and cash dividends will be paid beginning with the next declared dividend. To re-enroll in the Plan contact the Shareholder Services Department for the necessary form.

        2. REQUEST TO SELL SHARES (CLOSE ACCOUNT)--Participants may request that all WHOLE AND FRACTIONAL SHARES held in their Plan account be sold and a check issued to them for the proceeds. THE REQUEST MUST BE MADE IN WRITING AND SIGNED BY ALL REGISTERED OWNERS. Participation in the Plan will stop. To re-enroll in the Plan contact the Shareholder Services Department for the necessary form.

    The sale of the Shares will be conducted through an independent stockbroker designated by the Company. A Participant's request to sell Shares held under the Plan will be combined with other Participants' requests and the shares will be sold on the New York Stock Exchange. The sale price of all the Shares sold for Participants at such time will be the average of the prices at which all the Shares are sold. Proceeds from the sale, LESS BROKERAGE FEES AND TRANSFER TAXES, will be forwarded to the Participant. The prices of the Shares may go down as well as up between the date a request to sell is received and the date upon which the Shares are sold. A Participant may NOT order the sale of Shares at a specified price or on a particular date.

    Withdrawal requests will be processed at least once a month, within the first 10 business days. Additional withdrawals may be scheduled on dates determined by the Company. The Company is unable to accommodate "on-demand" withdrawals.

    For information about scheduled withdrawal dates, contact the Shareholder Services Department at 1 (800) 344-9239.

11.  RIGHTS OFFERING, STOCK DIVIDENDS OR STOCK SPLITS

    Holders of the Company's Common Stock, including Participants holding Shares under the Plan, have no preemptive rights to purchase or subscription rights to securities of the Company. However, in the event of a rights offering by the Company, rights certificates to be issued to a Participant will be based upon the Participant's total Shareholding in the Company, including Shares credited to the Participant's account under the Plan, provided, however, that rights based upon a fraction of a Share held in the Participant's account will be sold for the Participant's account and the proceeds invested as a cash payment on the next common stock dividend payment date. Any stock dividends or split Shares distributed by the Company on Shares credited to the account of a Participant under the Plan will be added to the Participant's account. Stock dividends or split Shares distributed on stock certificates registered in the name of the Participant will be mailed directly to the Participant.

12.  VOTING RIGHTS

    If on the record date for a meeting of stockholders there are Shares credited to the account of a Participant, the Participant will be sent the proxy material furnished to all holders of the Company's

Common Stock for said meeting. If the Participant signs and returns an executed proxy, it will be voted with respect to all whole and fractional Shares credited to the account of the Participant. In the alternative, a Participant may vote all of his or her Shares in person if the Participant attends the meeting.

13.  LIABILITY

    The Company, in administering the Plan, shall not be liable for any act or omission to act taken in good faith, including without limitation any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt in writing of notice of such death.

14.  TERMINATION

    The Company reserves the right to modify, suspend or terminate the Plan at any time.

15.  NONASSIGNABILITY

    The interest of a Participant in the Plan may not be hypothecated or assigned, either voluntarily or by operation of law.

16.  COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

    The Company's obligation to offer, issue or sell Shares shall be subject (a) to the Company's obtaining any necessary approval, authorization and consent from any regulatory authority having jurisdiction, and from any stock exchange on which the Company's Common Stock may then be listed, and (b) to the condition that at the time of offer, issuance or sale the price at which such Shares are being offered, issued or sold shall be at least equal to the then par value of the stock being offered, issued or sold.

             OTHER MATTERS PERTAINING TO PARTICIPATION IN THE PLAN

    A Participant's interest in the Plan may be affected by certain federal tax considerations and by the Company's Rights Agreement all as described below.

                           FEDERAL TAX CONSIDERATIONS

    Each Participant will be treated for federal income tax purposes as having received on the dividend payment date a distribution equal to the full fair market value of the Shares purchased, even though cash which otherwise would have been received as a dividend is instead applied to the purchase of additional Shares for his or her account.

    Each Participant will not realize any taxable income when the Participant receives certificates for whole Shares credited to the Participant's account under the Plan. However, such Participants who receive a cash adjustment for a fraction of a Share previously credited to the Participant's account will realize a long or short-term capital gain or loss with respect to such fraction. A long or short-term capital gain or loss also will be realized by the Participant after withdrawal from the Plan through a sale of stock credited to the Participant's account under the Plan. The amount of such gain or loss will be the difference between the amount which the Participant receives for the Participant's Shares or fraction of a Share and the tax basis thereof. In order to determine the tax basis for Shares or any fraction of a Share credited to a Participant's account under the Plan and for other tax consequences, the Participant is advised to consult with the Participant's tax advisors.

    THE COMPANY OFFERS THE FOREGOING DISCUSSION FOR GENERAL INFORMATION ONLY. PARTICIPANTS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS FOR COMPLETE AND DETAILED INFORMATION RELATING TO THEIR SPECIFIC SITUATIONS. THE STATEMENTS OF ACCOUNT SENT TO PARTICIPANTS SHOULD BE RETAINED FOR THIS PURPOSE.

                           COMPANY'S RIGHTS AGREEMENT

    Pursuant to a Rights Agreement dated as of October 15, 1990 (the "Rights Agreement"), each outstanding share of the Company's Common Stock as of the date of this Prospectus is attached to and trades together with one Right, and, upon issuance, each Share acquired by a Participant under the Plan will also be attached to and trade together with one Right. The Rights are designed to assure that all Shareholders receive fair and equal treatment in any takeover of the Company and to protect Shareholders from partial tender offers and other abusive takeover tactics to gain control of the Company without payment of a fair price to Shareholders. A summary of the Rights and a copy of the Rights Agreement may be obtained upon request to: Nevada Power Company, P.O. Box 98669, Las Vegas, Nevada 89193-8669, Attn: Shareholder Services Department.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Common Stock, par value $1 per share, offered pursuant to the Plan may be used in connection with the Company's construction program or added to working capital.

                                 LEGAL OPINIONS

    The validity of the Common Stock will be passed upon for the Company by Mr. Richard L. Hinckley, Vice President, Secretary and General Counsel for the Company, and by Best Best & Krieger LLP, 3750 University Avenue, Riverside, California. For the purposes of their opinion, Best Best & Krieger LLP may rely on the opinion of Mr. Hinckley as to matters governed by the law of the State of Nevada. As of the date of this Prospectus, Mr. Hinckley was the beneficial owner of 3,472 shares of Company Common Stock as of December 31, 1997.

                                    EXPERTS

    The financial statements and financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NEVADA POWER COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                                PROSPECTUS GUIDE

                                                                            SECTION
                                                                            ----
What is the purpose of the Plan?..........................................    1
Who do I contact for information?.........................................    2
Who is eligible to participate?...........................................    3
How do I enroll in the Plan?..............................................    4
How much can I invest?....................................................    5
How do I reinvest dividends?..............................................    4
How do I invest?..........................................................    5
How do I get cash dividends?..............................................    4
What are the investment dates?............................................    5
How many Shares will I get?...............................................    6
Who pays brokerage commissions on purchases?..............................    7
What is the price of the stock I purchase?................................    7
Will I be sent a statement?...............................................    9
How do I sell Shares held in the Plan?....................................   10
How do I get my stock certificates?.......................................   10
How do I close my account?................................................   10

                            ------------------------

    THIS TABLE IS TO ASSIST YOU IN FINDING ANSWERS TO QUESTIONS COMMONLY ASKED ABOUT THE PLAN. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY.

                              NEVADA POWER COMPANY

                                     [LOGO]

                                4,767,292 SHARES
                                  COMMON STOCK
                               ($1.00 PAR VALUE)*

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                 STOCK PURCHASE
                                      AND
                             DIVIDEND REINVESTMENT
                                      PLAN

                               FEBRUARY 19, 1998

*Par value has no relation to either market value or the price of acquiring Shares under the Plan.

YOUR COMPLETE UNDERSTANDING OF THE PLAN IS IMPORTANT TO US. FOR ADDITIONAL INFORMATION OR ASSISTANCE, PLEASE CALL SHAREHOLDER SERVICES AT 1-800-344-9239.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission registration fee................  $  29,426
New York Stock Exchange listing fee................................      1,500
Pacific Exchange listing fee.......................................      7,500
Printing, engraving and postage expenses...........................     44,000
Legal fees.........................................................      7,500
Accounting fees....................................................      4,000
Miscellaneous......................................................      1,000
                                                                     ---------
  Total............................................................  $  94,926
                                                                     ---------
                                                                     ---------

ITEM 16.  LIST OF EXHIBITS.

(1) 4.1 Restated Articles of Incorporation, filed June 10, 1988.

(2) 4.2 Amendment to Restated Articles of Incorporation, filed May 23, 1989.

(3) 4.3 Amendment to Restated Articles of Incorporation, filed June 8, 1992.

(4) 4.4 Restated Bylaws, as amended January 14, 1993.

(5) 4.5 Rights Agreement dated as of October 15, 1990 between Manufacturers Hanover Trust Co. and the Company.

   5.1 Opinion of Best Best & Krieger LLP.

  23.1 Consent of Richard L. Hinckley (included in Part II of this Registration Statement).

  23.2 Consent of Best Best & Krieger LLP (included in Part II of this Registration Statement).

  23.3 Consent of Deloitte & Touche LLP (included in Part II of this Registration Statement).

------------------------

NOTE: Where the number of an Exhibit is preceded by a number in parenthesis, such exhibit is not physically filed herewith but rather is incorporated in this Registration Statement and made a part hereof by reference to the described and designated Exhibit in the applicable filing of which such Exhibit physically was a part, which filing is designated by such number in the following table.

SYMBOL                                                                   FORM        FILE NO.
---------------------------------------------------------------------  ---------  ---------------
(1)..................................................................       10-K      1-4698 1988
(2)..................................................................        S-8         33-32372
(3)..................................................................        S-3         33-55698
(4)..................................................................        S-3         33-61608
(5)..................................................................        8-A      1-4698 1990

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

    As permitted by Section 78.037 of the Nevada General Corporation Law, the Company has included in its Restated Articles of Incorporation a provision which states that a director or officer of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such limitation of liability is prohibited by Nevada General Corporation Law as the same exists or may hereafter be amended. Section 78.037 currently provides that any such provision may not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of the Nevada General Corporation Law.

    As permitted by Section 78.751 of the Nevada General Corporation Law,
Article VIII of the Company's Bylaws provides for the indemnification by the Company, including suits brought by or on behalf of the Company, of each director, officer, employee or agent thereof to the fullest extent permitted by Nevada law.

    As permitted by the Nevada General Corporation Law and Article VIII of the Company's Bylaws, the Company has entered into indemnity agreements with its directors and officers that provide for indemnification of such individuals to the fullest extent permitted under Nevada law, and the Company maintains director's and officer's liability insurance for its directors and officers against certain liabilities.

    Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provision, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Company is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  UNDERTAKINGS

    The Company hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference herein shall be deemed to be a new registration statement relating to the Common Stock offered herein, and the offering of the Common Stock at that time shall be deemed to be the initial bona fide offering thereof.

    The Company further undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas and State of Nevada on the 12th day of February, 1998.

                                NEVADA POWER COMPANY

                                By:            /s/ CHARLES A. LENZIE
                                     -----------------------------------------
                                                 Charles A. Lenzie
                                     (CHARLES A. LENZIE, CHAIRMAN OF THE BOARD
                                            AND CHIEF EXECUTIVE OFFICER)

                               POWER OF ATTORNEY

    Know All Men By These Presents, that each individual whose signature appears below constitutes and appoints Charles A. Lenzie and Steven W. Rigazio, and each of them, his true and lawful attorneys in fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

(1)  PRINCIPAL EXECUTIVE OFFICER

         /s/ CHARLES A. LENZIE
     ------------------------------  Chairman of the Board and        February 12, 1998
           Charles A. Lenzie           Chief Executive Officer

(2)  PRINCIPAL FINANCIAL AND
     PRINCIPAL ACCOUNTING OFFICER

         /s/ STEVEN W. RIGAZIO       Vice President, Finance and
     ------------------------------    Planning, Treasurer Chief      February 12, 1998
           Steven W. Rigazio           Financial Officer

(3)  DIRECTORS

         /s/ MARY KAYE CASHMAN
     ------------------------------  Director                         February 12, 1998
           Mary Kaye Cashman

          /s/ MARY LEE COLEMAN
     ------------------------------  Director                         February 12, 1998
            Mary Lee Coleman

        /s/ FRED D. GIBSON, JR.
     ------------------------------  Director                         February 12, 1998
          Fred D. Gibson, Jr.

          /s/ JOHN L. GOOLSBY
     ------------------------------  Director                         February 12, 1998
            John L. Goolsby

            /s/ JERRY HERBST
     ------------------------------  Director                         February 12, 1998
              Jerry Herbst

         /s/ MICHAEL R. NIGGLI
     ------------------------------  Director                         February 12, 1998
           Michael R. Niggli

          /s/ JOHN F. O'REILLY
     ------------------------------  Director                         February 12, 1998
            John F. O'Reilly

           /s/ FRANK E. SCOTT
     ------------------------------  Director                         February 12, 1998
             Frank E. Scott

             /s/ A.M. SMITH
     ------------------------------  Director                         February 12, 1998
               A.M. Smith

            /s/ J.A. TIBERTI
     ------------------------------  Director                         February 12, 1998
              J.A. Tiberti

                                 EXHIBIT INDEX

EXHIBIT
--------
     4.1 Restated Articles of Incorporation, filed June 10, 1988.*

     4.2 Amendment to Restated Articles of Incorporation, filed May 23, 1989.*

     4.3 Amendment to Restated Articles of Incorporation, filed June 8, 1992.*

     4.4 Restated Bylaws, as amended January 14, 1993.*

     4.5 Rights Agreement dated as of October 15, 1990 between Manufacturers
           Hanover Trust Co. and the Company.*

     5.1 Opinion of Best Best & Krieger LLP.

    23.1 Consent of Richard L. Hinckley.

    23.2 Consent of Best Best & Krieger LLP.

    23.3 Consent of Deloitte & Touche LLP.

------------------------

*   Incorporated by reference.